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                                                                     EXHIBIT 3.2

        3.2     REPRESENTATION LETTER FOR FOUNDERS

                                      DATE

HYPERBARIC SYSTEMS
c/o 1127 Harker Avenue
Palo Alto, CA 94301

Gentlemen:

        Simultaneously with the delivery of this letter, the undersigned is acquiring _______ shares (the "Shares") of common stock of HyperBaric Systems, a California corporation (the "Corporation"), from the Corporation. The undersigned makes the following representations and warranties to, and covenants with, the Corporation in connection with such acquisition as follows:

        1. The undersigned understands that the Shares are being issued without registration under the Securities Act of 1933, as amended (the "1933 Act"), pursuant to an exemption from the registration requirements of the 1933 Act, and without qualification under the California Corporate Securities Law of 1968, as amended (the "California Act"), pursuant to an exemption from the qualification requirements of the California Act. (The 1933 Act and the California Act are referred to herein collectively as the "Acts.") Such exemptions only exempt the issuance of the Shares to the undersigned and not any sale or other disposition of the Shares or any interest therein by the undersigned. The undersigned understands that the Shares are unregistered and unqualified under the Acts and that, as such, the Shares cannot be sold or otherwise disposed of without the undersigned first complying fully with the provisions of the Acts, unless applicable exemptions therefrom are available. The undersigned understands that the stock certificate evidencing the Shares will bear a legend to that effect. The undersigned hereby agrees not to make any sales or dispositions without first complying fully with the provisions of the Acts, unless applicable exemptions therefrom are available.

        2. The Shares are being acquired and will be taken and received for investment for the account of the undersigned. The undersigned has no present intention of selling or distributing such Shares or any interest therein to others. The undersigned has no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to such person or to have such person sell, transfer or otherwise distribute on the undersigned's behalf any of the Shares or any interest therein, and the undersigned is presently not engaged, nor does the undersigned plan to engage within the presently foreseeable future, in any discussion with any person relative to such sale, transfer or other distribution of any of the Shares or any interest therein.



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        3.      As described in Section 25102(f)(2) of the California Act and
Section 260.102.12(d) of the California Code of Regulations, the undersigned has a preexisting personal or business relationship with the Corporation or its officers, directors or controlling persons as follows:

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                                       OR

        By reason of the undersigned's business or financial experience [or the business or financial experience of the undersigned's professional advisor, as defined in Section 260.102.12 (g) of the California Code of Regulations], the undersigned can protect the undersigned's interests in connection with the acquisition of the Shares. [The undersigned's professional advisor in connection with the acquisition is ________________________________________ and such advisor is unaffiliated, as defined in Sections 260.102.12(h) of the California Code of Regulations, with the Corporation and is not being compensation, directly or indirectly, by the Corporation or any affiliate or selling agent of the Corporation.]

        4. The undersigned hereby agrees to indemnify the Corporation, each of its directors and officers and any controlling persons, and to hold the Corporation and them harmless, from and against any and all liabilities, damages, claims, debts, costs and expenses suffered or incurred by the Corporation or them (including costs of investigation and defense and attorneys' fees) arising out of any breach of the agreements or any inaccuracy of the representations made herein.


                                        Very truly yours

                                        by:
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                                        name: